Exhibit 5.1

[Jones Day Letterhead]

July 31, 2012

Flowers Foods, Inc.

1919 Flowers Circle

Thomasville, Georgia 31757

Re:	Registration on Form S-3 of up to 2,178,648 Shares of Common Stock of Flowers Foods, Inc.

Ladies and Gentlemen:

We have acted as counsel for Flowers Foods, Inc., a Georgia corporation (the “Company”), in connection with the registration for resale from time to time by certain shareholders of the Company (the “Selling Shareholders”) of up to 2,178,648 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, as contemplated by the Registration Statement on Form S-3 filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the “Securities Act”) and to which this opinion has been filed as an exhibit (the “Registration Statement”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinion expressed herein is limited to the laws of the State of Georgia, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Opinion” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ JONES DAY